UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2007

TERRA ENERGY & RESOURCE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	333-90272	56-1940918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

99 Park Avenue, 16th Floor, New York, New York 10016

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 286-9197

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.313e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Amended License Agreement with the Institute

On July 23, 2007, Terra Insight Corporation (“TIC”), a subsidiary of Terra Energy & Resource Technologies, Inc. (the ‘Company”) entered into an agreement, entitled Second Amended and Restated Technology License Agreement dated as of July 17, 2007 (the “Amended License Agreement”), with The Institute of Geoinformational Analysis of the Earth, a Liechtenstein establishment controlled by the majority shareholder of the Company (the “Institute”). The Institute is in the business of developing, using, and licensing others to use, and is the developer and owner of certain technology and know-how used in the surveying, mapping, detection, and reporting of natural resources of the Earth (the “Mapping Technology”). The Amended License Agreement modifies and restates the terms of the Technology License Agreement dated as of January 7, 2005 between the parties, as amended by the Amended and Restated Technology License Agreement dated as of May 19, 2005 between the parties (collectively, the “License Agreement”).

Pursuant to the Amended License Agreement, TIC has an exclusive, worldwide renewable license for a 32-year term from January 2005 for the commercial use of all of the technology of the Institute, which has as its focus the exploration, sustainable development and management of the Earth’s resources and the monitoring of the environment. TIC is required to pay the Institute an annual license fee of $600,000 (the “Annual License Fee”), subject to certain deferrals and credits as specified in the Amended License Agreement and the Amended Services Agreement. Until such time as the Company has annual revenues of at least $10 million or until such time as the Company’s market capitalization exceeds $100 million, the minimum Annual Services Fees (as defined in the Amended Services Agreement) payable pursuant to the Amended Services Agreement shall be credited against the Annual License Fee. Notwithstanding the foregoing, in any calendar year in which the Company’s revenues are less than $6 million, the Minimum Annual Services Fee of $500,000 payable under the Amended Services Agreement, as further described below, is to be offset against the Annual License Fee of $600,000. Commencing in 2008, the Annual License Fee is to increase annually by the lesser of four percent or the percentage increase of the New York Consumer Price Index using 2007 as the base year.

Notwithstanding anything above to the contrary, the Annual License Fee due for calendar year 2007 shall be deferred (the “Deferred License Fees”). Commencing with calendar year 2008, provided that TIC has total positive net revenues from its operations of at least $2 million annually, the Institute shall be entitled to payment on the Deferred License Fee at a rate of no more than $300,000 per year, provided that in the event that the Institute also has payable deferred services fees owed to the Institute pursuant to the Amended Services Agreement (the “Deferred Services Fee”), the Institute shall be entitled to payment on the Deferred License Fee and the Deferred Services Fee at the collective rate of no more than $300,000 per year, on a pro rata basis.

The Institute shall also be entitled to payments (the “Project Return Payments”) on certain service projects engaged in by TIC that utilize the Mapping Technology. For all Internal Projects (as defined below) engaged in by TIC from the date of the Amended License Agreement, the Institute shall be entitled to payments (the “Internal Project Payments”) equal to 20% of the net revenues received by TIC from such farmin and/or farmout agreements (the “Internal Project Revenues”). For purposes hereof, “Internal Projects” refers to natural resource projects that TIC or its affiliated parties engage in pursuant to farmin or farmout agreements with third parties for which projects TIC does not collect any project service fees. For all other service projects that utilize the Mapping Technology engaged in by TIC from the date of this Agreement, the Institute shall be entitled to payments (the “Service Success Fee Payments”) equal to: (i) 20% of the net cash success fee compensation earned by TIC from such projects; and (ii) 20% of the net cash received by TIC from royalty-free interests in such service projects. The Project Return Payments shall be payable only after TIC generates over $1 million in net revenues from service projects as Project Revenues and/or Service Revenues.

TIC has an exclusive option to purchase from the Institute the Mapping Technology. This option terminates on the first to occur of (i) June 30, 2012 or (ii) the termination of the Amended License Agreement. The purchase price for the Mapping Technology (the “Technology Purchase Price”) shall be the lesser of (i) $20 million, or the (ii) then-current market value of the Mapping Technology as determined by independent appraisers. Notwithstanding the foregoing, the parties may negotiate in good faith a different purchase price. One-half of all Internal Project Payments and one-half of all Service Success Fee Payments received by the Institute hereafter shall be credited against the Technology Purchase Price.

Amended Services Agreement with the Institute

On July 23, 2007, TIC entered into an agreement, entitled Second Amended and Restated Services Agreement dated as of July 17, 2007 (the “Amended Services Agreement”), with the Institute. The Amended Services Agreement modifies, amends and restates the terms of the Services Agreement dated as of January 7, 2005 between the parties, as amended by the Amended and Restated Services Agreement dated as of May 19, 2005 between the parties (collectively, the “Original Agreement”).

Pursuant to the Amended Services Agreement, for a period of 32 years from January 2005, the Institute will perform certain contract services for TIC for a service fee (the “Services Fee”) at the rate of (i) no more than 40% to 60% of its published rates depending on the nature of the requested Services (the “Discount Rate”) or (ii) no more than 10% over cost (the “Service Rate”), with a minimum annual Services Fees totaling $500,000 (the “Minimum Annual Services Fee”), subject to certain deferrals and credits as specified in the Amended License Agreement and the Amended Services Agreement. Until such time as the Company has annual revenues of at least $10 million or until such time as the Company’s market capitalization exceeds $100 million, 83.334% of the license fees paid by the Company pursuant to the Amended License Agreement will be credited against the serve fees pursuant to the Amended Services Agreement. Notwithstanding the foregoing, in any calendar year in which the Company’s revenues are less than $6 million, the initial Minimum Annual Services Fee of $500,000 is to be offset against the Annual License Fee of $600,000. Commencing in 2008, the Minimum Annual Services Fee payments to the Institute are to increase annually by the lesser of four percent or the percentage increase of the New York Consumer Price Index using 2007 as the base year.

Notwithstanding anything to the contrary above, the Services Fees attributable to Internal Projects of TIC for the calendar year 2007 shall be deferred (the “Deferred Services Fees”). Commencing with calendar year 2008, provided that TIC has total positive net revenues from its operations of at least $2 million annually, the Institute shall be entitled to payment on the Deferred Services Fee at a rate of no more than $300,000 per year, provided that in the event that the Institute also has payable deferred Annual License Fees owed to the Institute pursuant to the License Agreement, the Institute shall be entitled to payment on the Deferred License Fees and the Deferred Services Fees at the collective rate of no more than $300,000 per year, on a pro rata basis. For purposes of the Amended License Agreement, the Minimum Annual Services Fee includes all amounts deferred and treated as Deferred Services Fees.

Item 9.01  Financial Statements and Exhibits.

(C)	Exhibits

Exhibit Number	Description of Exhibit
10.1*	Second Amended and Restated Technology License Agreement
10.2*	Second Amended and Restated Services Agreement
_____
* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 24, 2007	TERRA ENERGY & RESOURCE TECHNOLOGIES, INC. By: /s/ Dmitry Vilbaum Dmitry Vilbaum President